Exhibit 10.4

Execution Copy

FIRST AMENDMENT

TO

TRANSITION SERVICES AGREEMENT

THIS FIRST AMENDMENT TO TRANSITION SERVICES AGREEMENT (this “Amendment”) is entered into as of January 1, 2007 (the “Effective Date”), by and between Duke Energy Corporation, a Delaware corporation (“Duke Energy”), and Spectra Energy Corp (f/k/a Gas SpinCo, Inc.), a Delaware corporation (“Spectra Energy”), each a “Party” and together, the “Parties”.

R E C I T A L S:

WHEREAS, the Parties have entered into that certain Transition Services Agreement dated as of December 13, 2006 (the “Transition Services Agreement”); and

WHEREAS, each Party has determined that it is in the best interests of its stockholders to amend the Transition Services Agreement as described in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree, effective as of the Effective Date, as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth (or otherwise provided for) in the Transition Services Agreement.

2.	Amendment to Defined Terms “Duke Energy Services” and “Spectra Energy Services”. Section 1 of the Transition Services Agreement is hereby amended by deleting the defined terms “Duke Energy Services” and “Spectra Energy Services” in their entireties and substituting in lieu thereof the following:

“Duke Energy Services” shall mean the limited enumerated services described on Schedule A-1, Schedule A-2, Schedule A-3 of the Schedules to Transition Services Agreement document attached hereto and each next consecutive Schedule A through and including Schedule A-47 included therein.

“Spectra Energy Services” shall mean the limited enumerated services described on Schedule B-1, Schedule B-2, Schedule B-3 of the Schedules to Transition Services Agreement document attached hereto and each next consecutive Schedule B through and including Schedule B-15 included therein.

3.	Amendment to Section 3.1(a) (Fees). Section 3.1(a) of the Transition Services Agreement is hereby amended by adding the following clause after the words “then the Fee applicable to such Service shall be increased by 10% for the remainder of the applicable Services Term” at the end of such Section:

“; provided, further, however, such 10% increase shall not apply to the Fee applicable to any of the Services described on Schedules A-3, A-4, A-6, A-7, A-11, A-13, A-14, A-16, A-19, A-20, or A-36 of this Agreement.”

4.	Amendment to Modify Schedule A-22 (Spectra Energy Consolidations Assistance). The Schedules to the Transition Services Agreement are hereby amended by deleting the phrase “January 1, 2007 – March 31, 2007” under Part II of Schedule A-22 (Spectra Energy Consolidations Assistance) in its entirety, and substituting in lieu thereof the phrase “January 1, 2007—April 30, 2007”.

5.	Amendment to Modify Schedule A-26 (Spectra Energy and DCP Midstream Payroll Accounting). The Schedules to the Transition Services Agreement are hereby amended by:

(i) deleting the first sentence of under Part I of Schedule A-26 (Spectra Energy and DCP Midstream Payroll Accounting) in its entirety, and substituting in lieu thereof the following: “Until Spectra Energy is functional on PeopleSoft 8.9, Duke Energy will provide to Spectra Energy both labor distribution and payroll tax accrual services, provided that such services shall be limited to data relating to dates or periods on or before March 31, 2007.”; and

(ii) deleting the phrase “January 1, 2007—March 31, 2007” under Part II of Schedule A-26 (Spectra Energy and DCP Midstream Payroll Accounting) in its entirety, and substituting in lieu thereof the phrase “January 1, 2007—April 30, 2007”.

6.	Amendment to Modify Schedule A-29 (Spectra Energy Corporate EHS Scientific Services Analytical Services). The Schedules to the Transition Services Agreement are hereby amended by:

(i) deleting the last sentence of Section 3) set forth in Part I of Schedule A-29 (Spectra Energy Corporate EHS Scientific Services Analytical Services) in its entirety, and substituting in lieu thereof the following: “Contract employee oversight will be provided by Douglas Dodds, who transferred from Duke Energy to Spectra Energy effective 1/1/07.”;

(ii) deleting Section 4) set forth in Part I of Schedule A-29 (Spectra Energy Corporate EHS Scientific Services Analytical Services) in its entirety, and substituting in lieu thereof the following: “Pipeline Gas assay analysis and data entry into the Gas Analysis System will be provided by a Contract employee under the direction of Douglas Dodds.”; and

(iii) deleting the following sentence under Part III of Schedule A-29 (Spectra Energy Corporate EHS Scientific Services Analytical Services) in its entirety: “Mr. Dodds will be billed at a monthly rate of $7550.”.

7.

Amendment to Modify Schedule A-36 (DCP Midstream and Spectra Energy IT Financial Systems). The Schedules to the Transition Services Agreement are hereby amended by (i) deleting the 10th box (titled “Treasury—TMAN (18)”) in the table set forth in Part I of Schedule A-36 (DCP Midstream and Spectra Energy IT Financial Systems) in its entirety, and (ii) substituting in lieu thereof the following:

Service	Duration (Mo.)	End Date **	Spectra Energy Cost / Month	DCP Midstream Cost / Month
Corporate Applications—Mainframe Services (82) Continue to provide and support all mainframe services for all DCP Midstream applications residing on the mainframe in Charlotte, NC.	12	12/31/07	$0	$124,737

8.

Amendment to Modify Schedule A-37(DCP Midstream IT Infrastructure). The Schedules to the Transition Services Agreement are hereby amended by (i) deleting the 8th box (titled “Server Operations—SAN (DCP Midstream 115)”) in the table set forth in Part I of Schedule A-37 (DCP Midstream IT Infrastructure) in its entirety, and (ii) substituting in lieu thereof the following:

Service	Duration (Mo.)	End Date	Cost / Month

Server Operations—SAN (DCP Midstream 115): Continuation of services for SAN support as currently provided, including the shared EMS NASes (Charlotte and Denver) for all DCP Midstream locations. Requires 24x7 monitoring, proactive problem resolution, capacity planning, hardware and software maintenance. Continuation of services for all Storage related services.

Continuation of tape library maintenance services including back-up and restore operations, tape retention, disaster recovery, etc. for all DCP Midstream locations. Notwithstanding the foregoing, starting 2/1/07, DCP Midstream will lease the server directly from EMC, and EMC will bill DCP Midstream directly for goods and services provided under such lease.

	12	12/31/07	$59,862 until 1/31/07. Then $17,993 until 12/31/07.

9.

Amendment to Modify Schedule A-41 (Spectra Energy Email Services). The Schedules to the Transition Services Agreement are hereby amended by deleting the 2nd box (titled “Litigation Archiving (19)”) in the table set forth in Part I of Schedule A-41 (Spectra Energy Email Services) in its entirety.

10.

Amendment to Modify Schedule A-46 (Spectra Energy IT Telecommunications/Network). The Schedules to the Transition Services Agreement are hereby amended by deleting the 9th box (titled “Voice-Conferencing (198)”) in the table set forth in Part I of Schedule A-46 (Spectra Energy IT Telecommunications/Network) in its entirety (the Duke Energy Services identified in that 9th box are duplicate of those identified in the 8th box of that table).

11.	Amendment to Add Schedule A-47 (Spectra Energy Chairman’s Administrative Support). The Schedules to the Transition Services Agreement are hereby amended by adding a new Schedule A-47 thereto in the form attached as Exhibit A to this Amendment.

12.

Amendment to Modify Schedule A-48 (DCP Midstream IT Services). The Schedules to the Transition Services Agreement are hereby amended by deleting the 6th box (titled “WEB Content Filtering (190)”) in the table set forth in Part I of Schedule A-48 (DCP Midstream IT Services) in its entirety (the Duke Energy Services identified in that 6th box are duplicate of those identified in the 1st box of that table).

13.

Amendment to Modify Schedule B-13 (Duke Energy—Telecom, Workstation, Server Services). The Schedules to the Transition Services Agreement are hereby amended by deleting the 2nd box (titled “Deskside support . (R-56)”) in the table set forth in Part I of Schedule B-13 (Duke Energy—Telecom, Workstation, Server Services) in its entirety.

14.	Amendment to Add Schedule B-15 (IT Consultation Services). The Schedules to the Transition Services Agreement are hereby amended by adding a new Schedule B-15 thereto in the form attached as Exhibit B to this Amendment.

15.	Miscellaneous. All Sections under Section 15 of the Transition Services Agreement are hereby incorporated in this Amendment by this reference, provided that any references in such Sections to the “Agreement” or similar references shall be substituted for references to this Amendment. Except as modified herein, the terms of the Transition Services Agreement remain in full force and effect, and all references therein to the “Agreement” shall be deemed to mean the Transition Services Agreement as amended by this Amendment. Execution of this Amendment by facsimile or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, execution by original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties caused this First Amendment to Transition Services Agreement to be duly executed, all effective as of the Effective Date.

Duke Energy:
DUKE ENERGY CORPORATION

By:	/s/ DAVID L. HAUSER
Name:	David L. Hauser
Title:	Group Executive and Chief Financial Officer

Spectra Energy:
SPECTRA ENERGY Corp

By:	/s/ WILLIAM S. GARNER, JR.
Name:	William S. Garner, Jr.
Title:	Group Executive, General Counsel and Secretary

EXHIBIT A

SCHEDULE A-47

Service Name:    SPECTRA ENERGY CHAIRMAN’S ADMINISTRATIVE SUPPORT

I.	SCOPE OF SERVICES

Administrative Assistance—Duke Energy, via Phyllis Simpson, will provide administrative services to Spectra Energy’s Chairman. Assistance will be provided to Paul Anderson, the Chairman of Spectra Energy, on an ad-hoc reasonable basis, provided that such assistance shall not exceed 10% of Phyllis Simpson full-time monthly workload at Duke Energy.

II.	SERVICES TERM

January 1, 2007—March 31, 2007

III.	FEES

Administrative Fee:

$2,490/month, plus applicable expenses

IV.	ADDITIONAL TERMS AND CONDITIONS

None.

V.	CONTACTS

Service Provider:		Service Recipient:
Attn:	Julie Janson Phone: 513-287-3025 Mobile: 513-315-5417 Facsimile: 513-287-3810 E-mail: Julie.janson@duke-energy.com	Attn:	Trish Rice Phone: 713-627-6112 Mobile: 713-870-3628 Facsimile: 713-627-4668 E-mail: trice@duke-energy.com

EXHIBIT B

SCHEDULE B-15

Service Name:    IT CONSULTATION SERVICES

I.	SCOPE OF SERVICES

A.	IT APPS: Spectra Energy will make Glenn Dally available to Duke Energy, during the term and at the fee provided below, so that Mr. Dally can continue to manage a team of application developers who are doing work for Duke Energy and/or its subsidiaries. Mr. Dally transferred from Duke Energy to Spectra Energy effective 1/1/07.
B.	IT OPS: Spectra Energy will make Andy Hui available to Duke Energy, during the term and at the fee provided below, so that Mr. Hui can continue to work on the Duke Energy Helpdesk assisting employees of Duke Energy and/or its subsidiaries with issues related to migration from Lotus Notes to MS Outlook and other IT support issues. Mr. Hui transferred from Duke Energy to Spectra Energy effective 1/1/07.

II.	SERVICES TERM

A.	IT APPS: January 1, 2007—January 25, 2007.
B.	IT OPS: January 1, 2007—January 15, 2007.

III.	FEES

A.	IT APPS: $80.00/ hour, plus out-of-pocket expenses.
B.	IT OPS: $61.00/ hour, plus out-of-pocket expenses.

IV.	ADDITIONAL TERMS AND CONDITIONS

Spectra Energy will provide Duke Energy with a statement of services provided, along with associated fees, at time of monthly billing.

V.	CONTACTS

Service Provider:		Service Recipient:
Attn:	Steve Craft Phone: 713-627-4310 Mobile: 713-447-4310 Facsimile: 713-627-4066 E-mail: swcraft@spectraenergy.com	Attn:	Stan Land Phone: 713-627-4515 Mobile: 713-204-7397 Facsimile: 713-627-4655 E-mail: scland@duke-energy.com